EXHIBIT 99.1

Press Release

Epicor Announces Acquisition of CRS Retail Systems Inc.

Acquisition Extends Epicor’s Leadership in Middle Market Enterprise Applications into Retail Industry Vertical

IRVINE, Calif., December 6, 2005 – Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise software solutions, today announced that it has completed the acquisition of privately held CRS Retail Systems based in Newburgh, NY, in an all cash transaction for approximately $121 million. Epicor will finance the transaction utilizing existing credit facilities and cash-on-hand. CRS was purchased from Accel-KKR, a technology focused private investment firm. The acquisition of CRS, the premier provider of merchandising and point-of-sale (POS) software solutions to the retail industry, extends Epicor’s position as the leading provider of complete end-to-end enterprise solutions to include the retail sector. CRS currently serves approximately 140 customers worldwide, including 15 of the top 100 specialty retailers such as Coach, J.Crew, GNC, Chico’s, Barnes & Noble, Inc., Cache and Foot Locker, Inc. The acquisition is expected to be accretive to Epicor on an earnings per share basis beginning in 2006 and provide incremental revenues of approximately $70 million for the year ended December 31, 2006.

“CRS is perfectly aligned with our strategy of providing complete, end-to-end enterprise solutions for key industry verticals,” said George Klaus, chairman and CEO of Epicor. “This acquisition enables the combined company to leverage Microsoft .NET and Web services technology to deliver an integrated, post-to-host experience from point-of-sale, through the retail supply chain, to the back office. This integrated solution provides Epicor with an important competitive differentiator, and at the same time, enhances our customers’ ability to drive business performance. In recent years, Epicor has demonstrated an excellent track record of augmenting organic growth with strategic acquisitions. We expect to capitalize on the new market opportunities that CRS will bring to Epicor to deliver continued profitable growth and enhanced shareholder value.”

CRS provides real-time store and multi-channel management solutions for today’s innovative retailers that seek to optimize each customer touch point across all available sales channels, including stores, online and catalog operations. CRS’ solutions help retailers integrate their sales channels, order management, inventory and other operations in order to have the right information at the right time, including store-level business intelligence. Each of CRS’ software solutions is built on a solid, open standards-based architecture with deep functionality and flexibility to protect its customers’ current IT investments and support future business needs.

“We are very pleased to be joining forces with Epicor, a company with a long, successful history of delivering end-to-end industry-specific solutions,” said Kathy Frommer, Former CEO of CRS. “With our combined resources, we are well positioned for continued innovation and growth. We look forward to delivering even greater value to our customers in the future as we create a new standard for retail solutions.”

“CRS will be operated as a separate division of Epicor led by Kathy Frommer, who will serve as General Manager of the division and as a member of Epicor’s senior management team,” said Mark Duffell, President and COO of Epicor. “In addition, we are delighted that Kathy and her senior team at CRS have agreed to long term employment with the combined companies that should ensure a seamless transition for CRS customers and employees, alike.”

Epicor and CRS plan to leverage their significant combined experience with Microsoft .NET technology and service-oriented architecture (SOA) to provide retailers with more flexible enterprise integration, increased scalability and expanded analytics capabilities. The architecture allows for quick, flexible connectivity to other applications, whether distributed order management for multi-channel, multi-service operations, or key sales or labor business intelligence systems. CRS’ newly architected .NET retail store applications have been designed to be integrated with other retail and enterprise applications. The Company plans to provide integration between CRS’ Retail Store and Epicor’s supply chain and financial management applications to create a full end-to-end solution for retailers.

In addition, Epicor’s infrastructure and global presence is expected to provide a strong platform for CRS to expand into rapidly growing international retail markets such as Central and Eastern Europe and Asia Pacific.

“CRS gives Epicor an enterprise retail suite, but more importantly a proven point-of-sale (POS) platform, which includes Enterprise Selling, CRS’ global inventory and distributed order management capabilities,” said Rob Garf, research director with AMR Research. “Epicor’s acquisition of Scala in 2004 gave it a product and a presence in Europe. This existing groundwork allows CRS customers to manage global expansion more effectively.”[1]

Richard Nance, CIO of Tuesday Morning said, “As a current customer of both Epicor and CRS, we believe the acquisition will enable Tuesday Morning to derive even greater value from our investment. The ability to deliver a single, enterprise solution that integrates all aspects of the retail experience from point-of-sale to the back office is unique in the market. We have been very satisfied with both Epicor’s accounting package and CRS’s point-of-sale system and look forward to the synergy of the products in the future.”

Revised Full Year 2006 Outlook

Epicor does not anticipate that the CRS acquisition will materially contribute to revenues or adjusted earnings per share in the fourth quarter of 2005. For the full-year 2006, the Company now expects revenues to be approximately $384 million, which includes approximately $70 million of revenues contributed from the CRS business. In addition, Epicor now expects full-year 2006 adjusted earnings per diluted share to be $0.77 to $0.79, which includes $0.02 to $0.04 contributed from the CRS business, and is based on a weighted average share count of 58 million shares.

As a result of acquisition, beginning in 2006, Epicor expects to derive operational synergies and cost reductions of approximately $1.0 million on an annual basis going-forward. In addition, acquisition and restructuring costs will be incurred in the fourth quarter 2005 and reflected in the Company’s GAAP earnings.

Conference Call and Webcast Information

Epicor and CRS management will hold a conference call for the investment community to discuss the transaction:

Date:	Tuesday, December 6, 2005

Time:	2:00 p.m. PST

Dial in:	+1 (888) 202-2422 or outside the U.S. +1 (913) 981-5592

Conf ID:	Epicor

Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only webcast of the call will be made available to the public on the company’s Web site at www.epicor.com/company/investor and will be archived for thirty days following the call on the company’s Web site.

About CRS Retail Systems, Inc.

CRS Retail Systems provides retail management software, hardware, and services to help its customers drive sales, improve customer service, and reduce operating costs, all with more ease and flexibility. With more than 50,000 in-store systems installed in 32 countries and 10 languages, CRS is a trusted leader in the retail industry. CRS customers include leading retailers, such as Aéropostale, American Eagle Outfitters, Ann Taylor, Barnes & Noble, bebe, Cache, Chico’s, Coach, Dress Barn, Eileen Fisher, Factory Connection, Finish Line, Foot Locker, GNC, J.Crew, L’Oreal, Pro Golf Discount, Skechers, Stage Stores, Transworld Entertainment, Tuesday Morning, Inc., Yankee Candle Company and Zumiez, among others. CRS employs more than 360 employees and is based in Newburgh, N.Y., with regional offices in Seattle, Wash., and Salt Lake City, Utah. For more information, please visit www.crsretail.com.

About Epicor Software Corporation

For 20 years, Epicor has been a recognized leader dedicated to providing integrated enterprise resource planning (ERP), customer relationship management (CRM) and supply chain management (SCM) software solutions to midmarket companies around the world. Epicor is a global leader in the midmarket serving over 20,000 customers in over 140 countries. Epicor leverages innovative technologies like Web services in developing end-to-end, industry-specific solutions for retail, manufacturing, distribution, enterprise service automation, and hospitality that enable companies to immediately drive efficiency throughout business operations and build competitive advantage. With the scalability and flexibility to support long-term growth, Epicor’s solutions are complemented by a full range of services, providing a single point of accountability to promote rapid return on investment and low total cost of ownership. Epicor’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit the company’s Web site at www.epicor.com.

[1] Source: AMR Research Alert, December 6, 2005

Epicor is a registered trademark of Epicor Software Corporation. CRS is a Trademark of CRS Retail Systems Inc. All other trademarks referenced are the property of their respective owners.

Forward-Looking Statements

Management of Epicor Software Corporation and CRS Retail Systems, Inc believe certain statements in this press release may constitute forward- looking statements with respect to the financial condition, results of operations and activities of Epicor and CRS with respect to these items.

These forward looking statements including statements regarding the accretive nature of the acquisition, the expected benefits of the combination and growth of the combined entity, projected future revenues and customers, opportunities for growth and other statements are not historical fact. These forward- looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include but are not limited to, the companies’ ability to integrate operations and retain key personnel; changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; the discovery of undetected software errors; the companies’ ability to realize the synergies and operating efficiencies anticipated from the acquisition and Epicor’s other acquisitions; changes in the financial condition of the Companies’ major commercial customers and the Companies’ future ability to continue to develop and expand their product and service offerings to address emerging business demand and technological trends and other factors discussed in Epicor’s Quarterly report on Form 10-Q, for the quarter ended September 30, 2005 at pages 43-51. As a result of these factors the business or prospects expected by the company as part of this announcement may not occur. The companies undertake no obligation to revise or update publicly any forward-looking statements.